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                                                                   EXHIBIT 3.129

                         TEAM ANESTHESIA, INC. CHARTER

                                    CHARTER
                                       OF
                             TEAM ANESTHESIA, INC.

         The undersigned person, acting as the incorporator under the Tennessee Business Corporation Act and the Tennessee Professional Corporation Act, adopts the following charter for Team Anesthesia, Inc. (the "Corporation"):

         1.       The name of the Corporation is Team Anesthesia, Inc.

         2. The Corporation is authorized to issue two thousand (2,000) shares, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution.

         3.       (a)      The street address of the Corporation's initial
registered office is:

                           500 Tallan Building
                           Two Union Square
                           Chattanooga, TN  37402-2571
                           Hamilton County

                  (b) The Corporation's initial registered agent in the registered office is Corporation Service Company.

         4.       The name and address of the incorporator is:

                           W. Dale Amburn
                           1716 Clinch Avenue
                           Knoxville, Tennessee  37916

         5. The street address of the Corporation's initial principal office is:

                           1900 Winston Road
                           Knoxville, Tennessee  37919

         6.       The Corporation is for profit.

         7. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) under Tennessee Code Annotated Section 48-18-304.

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                  Dated this 4th day of November, 1999.

                                           /s/ W. Dale Amburn
                                           ---------------------------------
                                           W. Dale Amburn, Incorporator

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